EXHIBIT 99

                                              [ThermoGenesis Corp. Logo omitted]

                          THERMOGENESIS CORP. ANNOUNCES
                              FIRST QUARTER RESULTS

         Successful Thrombin Processing Device(TM) ("TPD") Market Launch

Rancho Cordova, California (November 9, 2005) - ThermoGenesis Corp. (Nasdaq:
KOOL) today announced results for its first fiscal quarter ended September 30, 2005. Net revenues for the quarter ended September 30, 2005 were $2,116,000, a reduction of 12% compared to $2,397,000 for the first quarter of fiscal 2005. Lower revenues in the current year were the result of one less BioArchive (R) device sale, fewer BioArchive disposable canister sales and the loss of the ZLB (formerly Aventis) ThermoLineTM service contract in the second fiscal quarter of the prior year. This reduction in revenues was partially offset by sales of the newly introduced TPD sold during the quarter to our distribution partner, Biomet.

Gross profit for the first quarter was $587,000 or 28% of net revenues, a decrease compared to $780,000 or 33% for the first quarter ended September 30, 2004. This reduction in gross profit was due to the loss of ThermoLine service revenues, which had a higher margin than the overall product mix, as well as a lower percentage of higher margin BioArchive devices and canister sales in the overall product mix.

Net loss for the quarter ended September 30, 2005 was $2,016,000 or $0.04 per basic and diluted share, compared to a $1,879,000 net loss or $0.04 per basic and diluted share for the quarter ended September 30, 2004. Selling, general and administrative expenses were $1,584,000 for the first quarter of fiscal year 2006, up from $1,434,000 in the same quarter last year. This increase is primarily due to the Company's adoption of the fair value recognition provision of the Statement of Financial Accounting Standard No. 123(R), Share-Based Payments. R&D expenses were $1,073,000 for the quarter ended September 30, 2005, compared to $1,269,000 in the same quarter last year, a reduction of $196,000. The decrease is the result of a reimbursement of product development costs from our strategic partner, Biomet, and a reduction in design and development services for the AutoXpress(TM) System ("AXP(TM)") as it is near completion and market launch.

Kevin Simpson, President and COO commented, "This was a disappointing quarter for revenues and margin for us due to lower BioArchive sales over the prior year comparable quarter. However, the Company has been focused on signing distribution partners such as GE Healthcare, Biomet and Medtronic, whom we expect will substantially expand our sales and distribution capabilities and eventually, gross margins." Simpson added further, "This was an important quarter for the Company in relation to the market introduction of our TPD, having sold the product to our distribution partners Biomet and Medtronic"


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The Company reported a cash balance of $8,121,000 and working capital of
$11,507,000 at September 30, 2005 compared to $9,568,000 of cash and $13,085,000 of working capital at June 30, 2005.

Company Conference Call
Management will host a conference call on November 21st at 11:00 AM PST to review the financial results and other corporate events, followed by a Q&A session. The call can be accessed by dialing: (800) 860-2442 within the U.S. or
(412) 858-4600 outside the U.S and giving the conference name "ThermoGenesis". Participants are asked to call the assigned number approximately 5 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing: (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and entering the following account number when prompted `381871'.

About THERMOGENESIS CORP.
-------------------------
ThermoGenesis Corp. is a leader in enabling technologies for cell therapeutics. The Company's technology platforms lead the world in their ability to produce biological products from single units of blood.
o The BioArchive System, an automated robotic cryogenic device, is used by major cord blood stem cell banks in 26 countries as a key enabling technology for cryopreserving and archiving cord blood stem cell units for transplant.
o The AutoXpress System, currently undergoing testing, is a semi-automated robotic device and companion sterile closed blood processing disposable, to harvest stem cells from cord blood.
o The CryoSeal(R) FS System, a semi-automated device and companion sterile blood processing disposable, is used to prepare hemostatic and adhesive surgical sealants from the patient's blood in about an hour. Enrollment in a 150 patient U.S. pivotal clinical trial has been completed and a PMA is being prepared.
o The Thrombin Processing Device (TPD) is a sterile blood processing disposable that prepares activated thrombin from a small aliquot of patient blood, or blood plasma in 25 minutes. The TPD market launch is underway in Europe.

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the Company's control with respect to market acceptance of new technologies and products, delays in testing and evaluation of products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                         For More Information, Contact:
                               ThermoGenesis Corp.
                         Matthew Plavan: (916) 858-5100
                 or visit the web site at www.thermogenesis.com



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                                                   THERMOGENESIS CORP.
                                                 Condensed Balance Sheets
                                                        Unaudited


                                                           September 30,                           June 30,
                                                                2005                                 2005
                                              ----------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                   $8,121,000                         $9,568,000
  Accounts receivable, net                                     2,225,000                          2,917,000
  Inventory                                                    3,135,000                          3,280,000
  Other current assets                                           367,000                            469,000
                                              ----------------------------------------------------------------------------

      Total current assets                                    13,848,000                         16,234,000

Equipment, net                                                 1,196,000                          1,184,000

Other assets                                                      48,000                             48,000
                                              ----------------------------------------------------------------------------

Total Assets                                                 $15,092,000                        $17,466,000
                                              ============================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                            $1,167,000                         $1,791,000
  Other current liabilities                                    1,174,000                          1,358,000
                                              ----------------------------------------------------------------------------

      Total current liabilities                                2,341,000                          3,149,000

Long-term liabilities                                            334,000                            286,000

Stockholders' equity                                          12,417,000                         14,031,000
                                              ----------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                   $15,092,000                        $17,466,000
                                              ============================================================================

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                                                  THERMOGENESIS CORP.
                                          Condensed Statements of Operations
                                                       Unaudited


                                                                          Three Months Ended
                                                                            September 30,
                                                                  2005                         2004
                                                      -----------------------------------------------------------


Net revenues                                                  $2,116,000                   $2,397,000

Cost of revenues                                               1,529,000                    1,617,000
                                                      -----------------------------------------------------------

    Gross profit                                                 587,000                      780,000
                                                      -----------------------------------------------------------
  Gross profit %                                                      28%                          33%
Expenses:

  Selling, general and administrative                          1,584,000                    1,434,000

  Research and development                                     1,073,000                    1,269,000
                                                      -----------------------------------------------------------

    Total operating expenses                                   2,657,000                    2,703,000

Interest and other income, net                                    54,000                       44,000
                                                      -----------------------------------------------------------

Net loss                                                     ($2,016,000)                 ($1,879,000)
                                                      ===========================================================

Basic and diluted net loss per common share                       ($0.04)                      ($0.04)
                                                      ===========================================================

Shares used in computing per share data                       45,917,502                   44,923,844
                                                      ===========================================================



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